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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 4, 2004

                        Commission File Number 333-56303
                 DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION
             (Exact name of registrant as specified in its charter)

                   Nevada                                 91-1904587
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)               Identification Number)

           101 Convention Center Drive, Suite 850, Las Vegas, NV 89109
                   (Address of principal offices and zip code)

                                 (702) 385-1668
              (Registrant's telephone number, including area code)

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              Item 4. Changes in Registrant's Certifying Accountant

     On February 2, 2004, E*Trade Consumer Finance Corporation ("ETCF", formerly Ganis Credit Corporation) formally engaged Deloitte & Touche to replace KPMG LLP in examining ETCF's compliance with its minimum servicing standard (based on the standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation program for Mortgage Bankers) as of and for the period ended December 31, 2003. ETCF services loans held by Deutsche Recreational Asset Funding Corporation ("DRAFCO"), an ETCF affiliate.

     KPMG's reports with respect to the examination of ETCF's compliance with the minimum servicing standards as of and for the year ended December 31, 2002, did not contain an adverse opinion or a disclaimer of opinion. While the scope of KPMG's examination was limited to ETCF's compliance with the minimum servicing standards, there were no further qualifications regarding audit scope, uncertainty or servicing standards.

     In connection with the examination of ETCF's assertion on its compliance with minimum servicing standards as of and for the year ended December 31, 2002, and in the interim period subsequent to December 31, 2002 preceding the replacement of KPMG as ETCF's auditors, there were no "disagreements" or "reportable events" (as those terms are defined in Item 304 of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the matter in their report.

     The Company has authorized KPMG to respond fully to the inquiries of Deloitte & Touche as the successor independent accountants. ETCF has also requested that KPMG furnish ETCF with a copy of the letter addressed to the Commission stating whether or not it agrees with the above statements.

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                                   SIGNATURES

         Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION

Date:  March 30, 2004

By:  /s/ Matthew Pechulis
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Matthew Pechulis
Principal Accounting Officer

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